Exhibit 23.1

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                                         Messineo & Co, CPAs LLC
                               2451 N McMullen Booth Rd Ste. 302
                                       Clearwater, FL 33759-1362         [LOGO]
                                               T: (518) 530-1122
                                               F: (727) 674-0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1, amendment 3 is a part, of the report dated March 13, 2015 relative to the financial statements of Tenaya Acquisitions Company as of June 30, 2014 and 2013 and for the year ending June 30, 2014 and for the periods from June 20, 2013 (date of inception) through June 30, 2013 and 2014.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


/s/ Messineo & Co, CPAs LLC
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Messineo & Co, CPAs LLC
Clearwater, Florida
March 17, 2015